Exhibit 99.1

Biomea Fusion Reports Second Quarter 2026 Financial Results and Corporate Highlights

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Enrollment ongoing for the Phase II COVALENT-211 clinical trial in patients with insulin deficiency in Type 2 diabetes ("T2D"); data expected in the first quarter of 2027
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Enrollment also ongoing for the Phase II COVALENT-212 clinical trial in patients with T2D not achieving glycemic targets while on glucagon-like peptide-1 receptor agonists ("GLP-1 RA")-based therapy; data expected in the second quarter of 2027
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Phase I GLP-131 (BMF-650) obesity clinical trial on track with initial 28-day weight reduction data expected in the third quarter of 2026
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Research collaboration initiated with the University of Leicester to evaluate icovamenib in combination with semaglutide in a Phase II clinical trial in obesity
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Cash runway projected into the second quarter of 2027

SAN CARLOS, Calif., August 5, 2026 (GLOBE NEWSWIRE) -- Biomea Fusion, Inc. (“Biomea” or “Biomea Fusion” or “the Company”) (Nasdaq: BMEA), a clinical-stage diabetes and obesity company, today reported its financial results for the second quarter ended June 30, 2026, and provided a business update.

“The second quarter marked continued execution across our diabetes and obesity programs. We are near completion of enrollment in our COVALENT-211 Phase II clinical trial, continue to advance enrollment in COVALENT-212, and remain on track to report initial 28-day clinical weight reduction data from our BMF-650 Phase I clinical trial in the third quarter," said Mick Hitchcock, Ph.D., Interim Chief Executive Officer of Biomea Fusion."The Type 1 diabetes data presented at the American Diabetes Asociation's Scientific Sessions strengthened our confidence in icovamenib's potential to preserve and improve endogenous insulin secretion, providing additional evidence that this program may have potential to address a significant unmet need. We are excited to advance the planned Phase II clinical trial in Type 1 diabetes patients and look forward to providing updates on this important program.”

Recent Corporate Highlights:

Icovamenib

Potential First-in-Class Oral Small Molecule Product Candidate Targeting Menin for Diabetes

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Two Phase II clinical trials evaluating icovamenib in T2D are ongoing:
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COVALENT-211, a Phase II, randomized, double-blind, placebo-controlled trial in patients with insulin-deficient T2D not achieving glycemic targets despite standard of care therapy. The trial is currently enrolling patients, with 26-week primary endpoint data expected in the first quarter of 2027.
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COVALENT-212, a Phase II, randomized, double-blind, placebo-controlled trial in patients with T2D not achieving glycemic targets while on a GLP-1 RA-based therapy. The trial is currently enrolling patients, with 26-week primary endpoint data expected in the second quarter of 2027.
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The Company presented 52-week follow-up data from the Phase II COVALENT-112 clinical trial evaluating icovamenib in Type 1 diabetes ("T1D") patients at the American Diabetes Association’s ("ADA") Scientific Sessions:
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A 52% increase from baseline in mean C-peptide AUC at Week 12 was observed in T1D patients diagnosed within 0 to 3 years who received icovamenib 200 mg (n=3). The effect was durable, with mean C-peptide AUC largely preserved through Week 52 following completion of the 12-week dosing period (~7% decline from baseline).
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Preservation of C-peptide also observed in T1D patients diagnosed between 3-15 years (n=9).
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Icovamenib was generally well tolerated across all dosing arms and demonstrated a favorable safety and tolerability profile through Week 52.
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Planning a Phase II clinical trial in recently diagnosed T1D patients (≤ 3 years since diagnosis), in collaboration with four U.S. academic centers, to evaluate extended dosing (6-12 months) of icovamenib 200 mg and assess potential combination with an immunosuppressive agent; trial initiation expected in the second half of the year at leading centers including the Barbara Davis Center for Diabetes, Joslin Diabetes Center, University of Texas Health Science Center at San Antonio Diabetes Division, and the University of Miami Diabetes Research Institute.
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Announced a research collaboration with the University of Leicester to evaluate icovamenib in a Phase II clinical trial in combination with semaglutide in obesity through a newly activated experimental arm of the Open Label Adaptive Platform Trial. The randomized, double-blind study will assess physical function, body weight, body composition, muscle health and metabolic outcomes, with the primary endpoint assessed at Week 24. Enrollment is expected to begin in the third quarter of 2026.

BMF-650
Next-generation Oral Small Molecule GLP-1 RA Product Candidate for Obesity

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GLP-131, a Phase I randomized, double-blind, placebo-controlled clinical trial evaluating the safety, tolerability, pharmacokinetics, and pharmacodynamics of BMF-650 in otherwise healthy overweight or obese participants is ongoing.
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The Company expanded its Phase I BMF-650 trial to evaluate a rapid one-step titration and enhanced weight loss potential with its oral GLP-1 receptor agonist.
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Initial 28-day clinical weight reduction data from the Phase I GLP-131 clinical trial is anticipated in the third quarter of 2026.

Second Quarter 2026 Financial Results

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Cash, Cash Equivalents, and Restricted Cash: As of June 30, 2026, the Company had cash, cash equivalents and restricted cash of $35.2 million.
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Net Loss: The Company reported a net loss attributable to common stockholders of $8.3 million for the three months ended June 30, 2026, which included $1.6 million of stock-based compensation, compared to a net loss of $20.7 million for the same period in 2025, which included $2.6 million of stock-based compensation. The Company reported a net loss attributable to common stockholders of $20.7 million for the six months ended June 30, 2026, which included $3.2 million of stock-based compensation, compared to a net loss of $50.0 million for the same period in 2025, which included $5.7 million of stock-based compensation.
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Research and Development (“R&D”) Expenses: R&D expenses were $9.1 million for the three months ended June 30, 2026, compared to $16.6 million for the same period in 2025. The decrease of $7.4 million was primarily driven by a decrease of $1.5 million related to preclinical and exploratory programs, a decrease of $1.3 million in other external costs related to consultants, advisors and other professional services to support our clinical studies, and a decrease of $1.0 million of manufacturing costs, offset by an increase of $0.6 million related to clinical activities. Personnel-related expenses decreased by $2.5 million, including stock-based compensation, due to a decrease in headcount. Facilities and other allocated expenses decreased by $1.7 million due to a decrease in rent and facilities-related costs. R&D expenses were $18.3 million for the six months ended June 30, 2026, compared to $39.5 million for the same period in 2025. The decrease of $21.2 million was primarily driven by a decrease of $10.7 million in external costs primarily driven by a decrease of $3.1 million related to clinical activities, a decrease of $3.4 million related to preclinical and exploratory programs, a decrease of $3.2 million in other external costs related to consultants, advisors and other professional services to support our clinical studies, and a decrease of $1.0 million of manufacturing costs. Personnel-related expenses decreased by $7.0 million, including stock-based compensation, due to a decrease in headcount. Facilities and other allocated expenses decreased by $3.5 million due to a decrease in rent and facilities-related costs.
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General and Administrative (“G&A”) Expenses: G&A expenses were $3.6 million for the three months ended June 30, 2026, compared to $4.7 million for the same period in 2025. The decrease of $1.1 million was primarily driven by a decrease of $0.9 million related to personnel-related expenses, including stock-based compensation, due to a decrease in headcount and a decrease of $0.1 million of corporate-related expenses. Facilities and other allocated expenses decreased by $0.1 million. G&A expenses were $7.3 million for the six months ended June 30, 2026, compared to $11.5 million for the same period in 2025. The decrease of $4.2 million was primarily driven by a decrease of $2.7 million related to personnel-related expenses, including stock-based compensation, due to a decrease in headcount and a decrease of $1.3 million of corporate-related expenses. Facilities and other allocated expenses decreased by $0.2 million.

About Biomea Fusion

Biomea Fusion is a clinical-stage diabetes and obesity medicines company focused on the development of its oral small molecule therapies, icovamenib and BMF-650, for diabetes and obesity. These programs target metabolic disorders, a global health challenge affecting nearly half of Americans and one-fifth of the world’s population. Biomea’s mission is to deliver transformative treatments that restore health for patients living with diabetes, obesity, and related conditions. We aim to cure.

Visit us at biomeafusion.com and follow us on LinkedIn, X and Facebook.

Forward-Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact, including statements regarding the expected benefits resulting from the implementation of the cost saving measures and potential ability to fund key value drivers; clinical and therapeutic potential of our product candidates and development programs, including icovamenib and BMF-650, the potential of icovamenib as a treatment for T1D and T2D, the potential of BMF-650 as a treatment for obesity; our research, development and regulatory plans; the mechanism of action of our product candidates and development programs; the progress and initiation of our ongoing and upcoming clinical trials, including our plans to initiate a Phase II clinical trial in T1D, our Phase II COVALENT-211 clinical trial, our Phase II COVALENT-212 clinical trial and our Phase I GLP-131 clinical trial; the anticipated availability of data from our clinical trials; our planned interactions with regulators, and the timing of such events; and our expected cash runway may be deemed to be forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. Any forward-looking statements in this press release are based on our current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including the risk that preliminary or interim results of preclinical studies or clinical trials may not be predictive of future or final results in connection with future clinical trials and the risk that we may encounter delays in preclinical or clinical development, patient enrollment and in the initiation, conduct and completion of our ongoing and planned clinical trials and other research and development activities. These risks concerning Biomea Fusion’s business and operations are described in additional detail in its periodic filings with the U.S. Securities and Exchange Commission (“SEC”), including its most recent periodic report filed with the SEC and subsequent filings thereafter. Biomea Fusion explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Contact:

Meichiel Jennifer Weiss

Sr. Director of Investor Relations and Corporate Development

ir@biomeafusion.com

BIOMEA FUSION, INC.

Condensed Statement of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development (1)	$9,142	$16,566	$18,262	$39,463
General and administrative (1)	3,624	4,710	7,278	11,525
Total operating expenses	12,766	21,276	25,540	50,988
Loss from operations	(12,766)	(21,276)	(25,540)	(50,988)
Change in fair value of common warrant liability	4,119	227	3,538	227
Gain on sale of property and equipment	—	—	510	—
Interest and other income, net	319	309	749	759
Net and comprehensive loss	$(8,328)	$(20,740)	$(20,743)	$(50,002)
Net loss per common share, basic and diluted	$(0.12)	$(0.51)	$(0.29)	$(1.29)
Weighted-average number of common shares used to compute basic and diluted net loss per common share	72,360,235	40,630,403	72,330,005	38,639,834

(1) Includes stock-based compensation as follows (non-cash operating expenses):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Research and development	$779	$1,568	$1,563	$3,488
General and administrative	808	1,005	1,606	2,254
Total stock-based compensation expense	$1,587	$2,573	$3,169	$5,742

BIOMEA FUSION, INC.

Condensed Balance Sheet Data

(Unaudited)

(in thousands)

	June 30,	December 31,
	2026	2025
Cash, cash equivalents, and restricted cash	$35,193	$56,181
Working capital	$25,576	$46,949
Total assets	$36,873	$58,572
Stockholders' equity	$12,137	$29,552